BurgerFi International Receives Approval of First Day Motions to Support Business Operations Secures Interim Approval to Access New Financing FORT LAUDERDALE, FL -- September 16, 2024 -- BurgerFi International, Inc. (NASDAQ: BFI, BFIIW) (“BurgerFi” or the “Company”), owner of the high-quality, casual dining chain Anthony’s Coal Fired Pizza & Wings (“Anthony’s”) and one of the nation’s leading fast-casual “better burger” dining concepts, BurgerFi, today announced that it received interim Court approval of its “first day” motions designed to facilitate and ensure the continued and uninterrupted operations of the Company’s 144 locations, as requested. The Court granted interim approval for the Company to immediately access $3.5 million of the debtor-in-possession (DIP) financing provided by an affiliate of TREW Capital Management. The Court also approved the use of the Company’s existing employee benefits, cash management systems, and customer programs. With the DIP financing approved by the Court, the Company has the liquidity to stabilize its operations and work with its vendors and landlords to meet the high standards for the BurgerFi and Anthony’s brands. “The Company has worked very hard to ensure that the transition into Chapter 11 would have no impact on our valued employees, customers and franchise partners,” said Carl Bachmann, Chief Executive Officer of BurgerFi International, Inc. “We are very pleased that we received approval of our key motions to support our continued operations including employee wages and benefits, cash management and customer programs.” As part of the financing agreement, the Company intends to propose a sale process and bidding procedures for a sale with the support of its lenders. The “second day” hearing seeking final approval for the Company’s requests is scheduled for October 7, 2024. “Receipt of interim approval of our DIP financing provides the Company with liquidity to fund operating expenses and meet obligations while we restructure. We now have the liquidity for operations at BurgerFi and Anthony’s to continue as usual,” concluded Jeremy Rosenthal, Chief Restructuring Officer. The Company filed its voluntary petitions on September 11, 2024, in the U.S. Bankruptcy Court for the District of Delaware in Wilmington. The case number is 21-12017. David Heidecorn served notice to the Board of Directors of his resignation as an independent member of the Board of Directors and as Chairman of the Board, effective immediately. Court filings and other documents related to the restructuring are available on a separate website administered by the Company’s claims agent, Stretto, Inc. at cases.stretto.com/BFI.

Stakeholders with questions can call (855) 492-7450 or (714) 881-5915 or email BurgerFiInquiries@stretto.com Proposed advisors to the Company are Raines Feldman Littrell LLP, Force Ten Partners LLC, with Jeremy Rosenthal as the Company’s Chief Restructuring Officer, and Sitrick And Company as strategic communications advisor to the Company. About BurgerFi International (Nasdaq: BFI, BFIIW) BurgerFi International, Inc. is a leading multi-brand restaurant company that develops, markets, and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. BurgerFi International, Inc. is the owner and franchisor of the two following brands with a combined 144 locations. Anthony’s. Anthony’s is a premium pizza and wing brand with 51 restaurants (50 corporate- owned casual restaurant locations and one dual brand franchise location), as of September 10, 2024. Known for serving fresh, never frozen and quality ingredients, Anthony’s is centered around a 900-degree coal-fired oven with menu offerings including “well-done” pizza, coal- fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. Anthony’s was named “The Best Pizza Chain in America" by USA Today's Great American Bites, “Top 3 Best Major Pizza Chain” by Mashed in 2021, “The Absolute Best Wings in the U.S.” by Mashed in 2022, and named in “America's Favorite Restaurant Chains of 2022” by Newsweek. BurgerFi. BurgerFi is among the nation’s fast-casual better burger concepts with 93 BurgerFi restaurants (76 franchised and 17 corporate-owned) as of September 10, 2024. BurgerFi is chef-founded and committed to serving fresh, all-natural and quality food at all locations, online and via first-party and third-party deliveries. BurgerFi uses 100% American Angus Beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi's menu also includes high-quality Wagyu Beef Blend Burgers, All-Natural Chicken offerings, Hand-Cut Sides, and Frozen Custard Shakes. BurgerFi was named "The Very Best Burger" at the 2023 edition of the nationally acclaimed SOBE Wine and Food Festival and “Best Fast Food Burger” in USA Today’s 10Best 2023 Readers’ Choice Awards for its BBQ Rodeo Burger, "Best Fast Casual Restaurant" in USA Today's 10Best 2023 Readers' Choice Awards for the third consecutive year, QSR Magazine's Breakout Brand of 2020 and Fast Casual's 2021 #1 Brand of the Year. In 2021, Consumer Reports awarded BurgerFi an “A Grade Angus Beef” rating for the third consecutive year. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi. Forward-Looking Statements This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 10, 2024, the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 16, 2024, and in any other filings made by the Company with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, and the risks attendant to the bankruptcy process, including the Company's ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 cases; the effects of the Chapter 11 cases, including increased legal and other professional costs; results of operations or business prospects; the effects of the Chapter 11 cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; objections to the Company's restructuring process or other pleadings filed that could protract the Chapter 11 cases; risks associated with third-party motions in the Chapter 11 cases; Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Media Contact: Anita-Marie Laurie anitamarie@sitrick.com (310) 663-3036 Rich Wilner rwilner@sitrick.com (917) 952-8023